As filed with the U.S. Securities and Exchange Commission on June 10, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WILLIAMS INDUSTRIAL SERVICES GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	73-1541378
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

100 Crescent Centre Parkway, Suite 1240

Tucker, Georgia 30084

(Address of Principal Executive Offices and Zip Code)

Williams Industrial Services Group Inc.

2015 Equity Incentive Plan (as amended and restated)

(Full Title of the Plan)

Charles E. Wheelock

Senior Vice President, Chief Administrative Officer,

General Counsel, and Secretary

100 Crescent Centre Parkway, Suite 1240

Tucker, Georgia 30084

(770) 879-4400

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy To:

Stuart Welburn

Thompson Hine LLP

335 Madison Avenue, 12th Floor

New York, New York 10017-4611

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock issuable pursuant to outstanding time-based and performance-based restricted stock units	1,345,098	$1.30	$1,748,627.40	$226.97
Common Stock remaining available for issuance under the Plan	154,902	$1.18	$182,784.36	$23.73
Total	1,500,000 shares		$1,931,411.76	$250.70

(1)	This registration statement on Form S-8 (this “Registration Statement”) is being filed to register 1,500,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Williams Industrial Services Group Inc., a Delaware corporation (the “Registrant”, “we”, “us”, or “our”), issuable under the Williams Industrial Services Group Inc. 2015 Equity Incentive Plan, as amended and restated effective as of May 12, 2020 (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of additional shares of Common Stock that may become issuable under the Plan by reason of any stock splits, stock dividends, reorganizations, mergers, consolidations, recapitalizations or other similar transactions. With respect to shares issuable pursuant to outstanding restricted stock units, the number being registered assumes that employee award recipients will select to withhold shares to pay taxes at vesting, and an average of 30% of vested shares are withheld, and that 6.5% of awards granted to employees will be forfeited with the shares being returned to the share pool.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rules 457(c) and (h). With respect to 1,345,098 shares currently issuable pursuant to outstanding unvested time-based restricted stock units and outstanding unvested performance-based restricted stock units granted under the Plan, such awards are intended to be paid out in shares, although such awards may be settled in cash at the time of payout at the Company’s determination. With respect to the additional 154,902 shares that currently remain available for issuance under the Plan, the registration fee is based on the maximum offering price, per share and in the aggregate, and the registration fee was calculated based upon the average of the high and low prices of the Common Stock as reported on the OTCQX® Best Market on June 9, 2020. The shares of Common Stock issuable pursuant to the time-based restricted stock units and performance-based awards will remain available for issuance under the Plan if any such units are settled in cash, forfeited, or withheld for taxes.

Explanatory Note

This Registration Statement is being filed by Williams Industrial Services Group Inc. (the “Registrant”) pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 1,500,000 shares of common stock, par value $0.01 (“Common Stock”), that are issuable at any time or from time to time under the Registrant’s Amended and Restated 2015 Equity Incentive Plan (as amended to date, the “Plan”).

On May 12, 2020, the Registrant’s Board of Directors approved the amendment and restatement of the Plan to increase the number of shares authorized for issuance under the Plan by 1,500,000 shares of Common Stock. In addition, on April 27, 2020, the Board of Directors approved an amendment to the Plan to provide that any shares withheld for taxes upon exercise or vesting of an award on or after March 31, 2020 will again be available for issuance under the Plan. The rules of the OTCQX® Best Market do not require stockholder approval of the amendment and restatement of the Plan.

The contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-237147), filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 13, 2020, are incorporated by reference into the Registration Statement, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents, which are on file with the Commission, are incorporated herein by reference:

1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019;

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

3.	The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 15, 2020, February 7, 2020, March 6, 2020, and March 31, 2020; and

4.	The Registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 28, 2020.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and are a part hereof from the date of filing of such documents, except for the documents, or portions thereof, that are “furnished” (e.g., the portions of those documents set forth under Items 2.02 or 7.01 of Form 8-K or other information “furnished” to the Commission) rather than filed with the Commission. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index below.

Exhibit Number	Description

4.1	Second Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to our Form 10 (Commission File No. 001-16501) filed with the Commission on April 30, 2010 and incorporated herein by reference).

4.2	Certificate of Amendment, dated June 30, 2010, to the Second Amended and Restated Certificate of Incorporation (filed as Exhibit 3.2 to our Amendment No. 2 to Form 10 filed with the Commission on July 20, 2010 and incorporated herein by reference).

4.3	Second Certificate of Amendment, dated June 27, 2018, to the Second Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to our Form 8-K filed with the Commission on June 29, 2018 and incorporated herein by reference).

4.4	Fourth Amended and Restated By-Laws (filed as Exhibit 3.2 to our Form 8-K filed with the Commission on June 29, 2018 and incorporated herein by reference).

5.1	Opinion of Thompson Hine LLP as to the legality of the securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Thompson Hine LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney.

99.1	Williams Industrial Services Group Inc. 2015 Equity Incentive Plan (as amended and restated as of May 12, 2020) (filed as Exhibit 10.6 to our Form 10-Q filed with the Commission on May 13, 2020 and incorporated herein by reference).

99.2	Form of Time-Based Restricted Share Unit Agreement (filed as Exhibit 10.4 to our Form 10-Q filed with the Commission on May 13, 2020 and incorporated herein by reference).

99.3	Form of Performance-Based Restricted Share Unit Agreement (filed as Exhibit 10.5 to our Form 10-Q filed with the Commission on May 13, 2020 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucker, State of Georgia, on June 10, 2020.

WILLIAMS INDUSTRIAL SERVICES GROUP INC.

By:	/s/ Charles E. Wheelock
Charles E. Wheelock
Senior Vice President, Chief Administrative Officer,
General Counsel, and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tracy D. Pagliara*	Chief Executive Officer, President and Director	June 10, 2020
Tracy D. Pagliara	(Principal Executive Officer)

/s/ Randall R. Lay*	Senior Vice President and Chief Financial Officer	June 10, 2020
Randall R. Lay	(Principal Financial and Accounting Officer)

/s/ Charles Macaluso*	Chairman of the Board of Directors	June 10, 2020
Charles Macaluso

Director
David A. B. Brown

/s/ Steven D. Davis*	Director	June 10, 2020
Steven D. Davis

/s/ Robert B. Mills*	Director	June 10, 2020
Robert B. Mills

Director
Nelson Obus

*	The undersigned, by signing his name hereto, executes this Registration Statement pursuant to the power of attorney executed by the above-named persons and filed with the Commission as Exhibit 24.1 hereto.

*By:	/s/ Charles E. Wheelock
Charles E. Wheelock, Attorney-in-Fact